UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2014

Cascade Bancorp

(Exact Name of Registrant as Specified in its Charter)

Oregon	000-23322	93-1034484
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 NW Wall Street,

Bend, Oregon 97701

(Address of Principal Executive Offices) (Zip Code)

(877) 617-3400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On May 16, 2014, pursuant to the previously announced Agreement and Plan of Merger, dated as of October 23, 2013 (the “Merger Agreement”), between Cascade Bancorp, an Oregon corporation (“Cascade”), and Home Federal Bancorp, Inc., a Maryland corporation (“Home”), Home merged with and into Cascade with Cascade continuing as the surviving corporation (the “Merger”). Immediately after the Merger, Home Federal Bank, a wholly-owned subsidiary of Home, merged with and into Bank of the Cascades, a wholly-owned subsidiary of Cascade, with Bank of the Cascades continuing as the surviving bank.

Pursuant to the terms and conditions set forth in the Merger Agreement, each outstanding share of Home common stock, par value $0.01 per share (“Home Common Stock”), held immediately prior to the effective time of the Merger was converted into the right to receive $8.43 in cash and 1.6772 shares of Cascade common stock, no par value per share (“Cascade Common Stock”), without interest and less any required deductions or withholdings for taxes.

In lieu of each fractional share of Cascade Common Stock that would otherwise have been issued to a holder of Home Common Stock in the Merger, Cascade will pay cash in an amount (rounded to the nearest cent) equal to such fraction (after taking into account all shares of Home Common Stock held by such holder immediately prior to the effective time of the Merger and rounded to the nearest one ten thousandth when expressed in decimal form) multiplied by $4.91, which was the average of the volume weighted closing price of Cascade Common Stock as computed under the terms of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated in this Current Report on Form 8-K by reference as Exhibit 2.1.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2014, Cascade held a special meeting of shareholders. Of the 47,562,849 shares of Cascade Common Stock outstanding and entitled to vote as of the record date for the special meeting, 45,514,700 shares were present at the special meeting in person or by proxy. The proposals voted on by Cascade’s shareholders at the special meeting and the voting results are set forth below:

1.	Proposal to approve the Merger Agreement

Votes for approval	45,440,560
Votes against	20,537
Abstentions	53,603
Broker Non-Votes	–

2.	Proposal to approve the issuance of shares of Cascade Common Stock in the Merger

Votes for approval	45,434,456
Votes against	25,101
Abstentions	55,143
Broker Non-Votes	–

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Because the Cascade merger proposal and Cascade stock issuance proposal were approved, a third proposal to adjourn the special meeting to solicit additional proxies was not needed and, therefore, no vote was taken on that proposal.

ITEM 8.01. Other Events.

On May 19, 2014, Cascade issued a press release announcing the completion of the Merger. A copy of the press release is attached as Exhibit 99.1 and incorporated in this Current Report on Form 8-K by reference.

ITEM 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by Rule 8-04 of Regulation S-X were previously filed with Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-192865), which became effective on April 11, 2014, and pursuant to General Instruction B.3 of Form 8-K are not filed with this Current Report on Form 8-K.

(b) Pro Forma Financial Information.

The financial statements required by Rule 8-05 of Regulation S-X were previously filed with Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-192865), which became effective on April 11, 2014, and pursuant to General Instruction B.3 of Form 8-K are not filed with this Current Report on Form 8-K.

(d) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 23, 2013, by and among Cascade Bancorp and Home Federal Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to Cascade Bancorp’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 8, 2013).*

99.1	Press Release, dated as of May 19, 2014.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Cascade Bancorp agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE BANCORP

Date: May 19, 2014	By:	/s/ Andrew J. Gerlicher
		Name:	Andrew J. Gerlicher
		Title:	Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 23, 2013, by and among Cascade Bancorp and Home Federal Bancorp, Inc. (incorporated by reference to Exhibit 2.1 to Cascade Bancorp’s Current Report on Form 8-K/A filed with the Securities and Exchange Commission on November 8, 2013).*

99.1	Press Release, dated as of May 19, 2014.

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Cascade Bancorp agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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